EXHIBIT 99.1

j2 Global Reports Fourth Quarter and Year
End 2018 Results and Provides 2019 Outlook

Achieves Record Revenues
Provides Fiscal 2019 Financial Estimates
Announces Thirtieth Consecutive Quarterly Dividend Increase

LOS ANGELES -- j2 Global, Inc. (NASDAQ: JCOM) today reported financial results for the fourth quarter and year ended December 31, 2018, provided fiscal 2019 financial estimates and announced that its Board of Directors has declared an increased quarterly cash dividend of $0.4450 per share.

"We accomplished a great deal in 2018 including significant leadership additions across the company; the addition of great businesses to our portfolio including Vipre, Line2, Prime, and Ekahau; and another record year in revenues, full year Adjusted  non-GAAP EPS and free cash flows," said Vivek Shah, CEO of j2 Global. "We continue to be excited by our growing portfolio of internet information and services brands and are pleased to report our first open-market share buyback since 2012."

FOURTH QUARTER 2018 RESULTS

Q4 2018 quarterly revenues increased 9.4% to a Q4 record of $346.1 million compared to $316.4 million for Q4 2017.

Net cash provided by operating activities increased 25.5% to $107.2 million compared to $85.4 million for Q4 2017. Q4 2018 free cash flow(1) increased 27.2% to $95.8 million compared to $75.3 million for Q4 2017.

GAAP earnings per diluted share(2) increased 1.0% to $1.03 in Q4 2018 compared to $1.02 for Q4 2017.

Adjusted non-GAAP earnings per diluted share(2)(3) for the quarter increased 17.9% to $2.11 compared to $1.79 for Q4 2017.

GAAP net income increased 1.4% to $50.6 million in Q4 2018 compared to $49.9 million for Q4 2017.

Quarterly Adjusted EBITDA(4) increased 8.7% to $154.3 million in the quarter compared to $141.9 million for Q4 2017.

j2 ended the quarter with approximately $293.3 million in cash and investments after deploying approximately $184 million during the quarter for acquisitions, j2's regular quarterly dividend, and share buyback.

Key financial results for Q4 2018 versus Q4 2017 are set forth in the following table (in millions, except per share amounts). Reconciliations of Adjusted non-GAAP earnings per diluted share, Adjusted EBITDA and free cash flow to their nearest comparable GAAP financial measures are attached to this Press Release.

	Q4 2018	Q4 2017	% Change
Revenues
Cloud Services	$148.1 million	$146.9 million	0.8%
Digital Media	$198.0 million	$169.5 million	16.8%
Total Revenue:	$346.1 million	$316.4 million	9.4%
Operating Income	$86.7 million	$76.2 million	13.8%
Net Cash Provided by Operating Activities	$107.2 million	$85.4 million	25.5%
Free Cash Flow (1)	$95.8 million	$75.3 million	27.2%
GAAP Earnings per Diluted Share (2)	$1.03	$1.02	1.0%
Adjusted Non-GAAP Earnings per Diluted Share (2) (3)	$2.11	$1.79	17.9%
GAAP Net Income	$50.6 million	$49.9 million	1.4%
Adjusted Non-GAAP Net Income	$103.7 million	$87.3 million	18.8%
Adjusted EBITDA (4)	$154.3 million	$141.9 million	8.7%
Adjusted EBITDA Margin (4)	44.6%	44.8%	(0.2)%

FULL YEAR 2018 RESULTS

2018 revenues increased 8.0% to a record of $1,207.3 million in 2018 compared to $1,117.8 million for 2017.

Net cash provided by operating activities increased 51.8% to $401.3 million in 2018 compared to $264.4 million for 2017. 2018 free cash flow(1) increased 30.2% to $344.9 million compared to $264.8 million for 2017.

GAAP earnings per diluted share(5) decreased 8.5% to $2.59 in 2018 compared to $2.83 for 2017. The decrease over the prior comparable period is primarily attributed to the decrease in income associated with the 2017 sale of Cambridge BioMarketing Group LLC and Tea Leaves, increased depreciation and amortization expense associated with acquisitions such as Humble Bundle, Ekahau and Vipre; partially offset by a decrease in income tax expense.

Adjusted non-GAAP earnings per diluted share(5)(6) for the year increased 12.6% to $6.35 compared to $5.64 for 2017.

GAAP net income decreased by 7.7% to $128.7 million in 2018 compared to $139.4 million for 2017. The decrease over the prior comparable period is primarily attributed to the decrease in income associated with the 2017 sale of Cambridge BioMarketing Group LLC and Tea Leaves, increased depreciation and amortization expense associated with acquisitions such as Humble Bundle, Ekahau and Vipre; partially offset by a decrease in income tax expense.

Annual Adjusted EBITDA(4) increased 5.7% to $489.5 million in 2018 compared to $463.0 million for 2017.

The impact of a change in accounting principle associated with revenue recognition (ASC 606) resulted in a decrease of approximately $7.1 million for both the revenues and Adjusted EBITDA for the year. Without this impact, 2018 revenues would have been $1,214.4 million and Adjusted EBITDA would have been $496.6 million.

j2 ended the year with approximately $293.3 million in cash and investments after deploying approximately $440 million during the year for acquisitions, j2's regular quarterly dividends, and share buyback.

Key financial results for 2018 versus 2017 are set forth in the following table (in millions, except per share amounts). Reconciliations of Adjusted non-GAAP earnings per diluted share, Adjusted EBITDA and free cash flow to their nearest comparable GAAP financial measures are attached to this Press Release.

	2018	2017	% Change
Revenues
Cloud Services	$598.0 million	$578.9 million	3.3%
Digital Media	$609.3 million	$538.9 million	13.1%
Total Revenue:	$1,207.3 million	$1,117.8 million	8.0%
Operating Income	$244.3 million	$245.7 million	(0.6)%
Net Cash Provided by Operating Activities	$401.3 million	$264.4 million	51.8%
Free Cash Flow (1)	$344.9 million	$264.8 million	30.2%
GAAP Earnings per Diluted Share (5)	$2.59	$2.83	(8.5)%
Adjusted Non-GAAP Earnings per Diluted Share (5) (6)	$6.35	$5.64	12.6%
GAAP Net Income	$128.7 million	$139.4 million	(7.7)%
Adjusted Non-GAAP Net Income	$312.3 million	$275.1 million	13.5%
Adjusted EBITDA (4)	$489.5 million	$463.0 million	5.7%
Adjusted EBITDA Margin (4)	40.5%	41.4%	(0.9)%

BUSINESS OUTLOOK

For fiscal 2019, the Company estimates that it will achieve revenues between $1.29 billion and $1.33 billion, Adjusted EBITDA between $520 million and $540 million and Adjusted non-GAAP earnings per diluted share of between $6.65 and $6.95.

Adjusted non-GAAP earnings per diluted share for 2019 excludes share-based compensation of between $23 million and $27 million, amortization of acquired intangibles and the impact of any currently unanticipated items, in each case net of tax.

It is anticipated that the non-GAAP effective tax rate for 2019 (exclusive of the release of reserves for uncertain tax positions) will be between 20.5% and 22.5%.

The Company has not reconciled the Adjusted non-GAAP earnings per diluted share and tax rate guidance included in this release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability with respect to costs related to acquisitions and taxation, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable and significant impact on our future GAAP financial results.

DIVIDEND

j2's Board of Directors approved a quarterly cash dividend of $0.4450 per common share, a $0.01, or 2.3% increase versus last quarter's dividend. This is j2's thirtieth consecutive quarterly dividend increase since its first quarterly dividend in September 2011. The dividend will be paid on March 12, 2019 to all shareholders of record as of the close of business on February 25, 2019. Future dividends will be subject to Board approval.

EXTENSION OF SHARE REPURCHASE PROGRAM

The Company has extended its one-year five million share repurchase program set to expire February 19, 2019 by an additional year. Approximately 1.3 million shares remain available for purchase under the program.

Notes:

(1)
Free cash flow is defined as net cash provided by operating activities, less purchases of property, plant and equipment, plus contingent consideration. Free cash flow amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

(2)
The estimated GAAP effective tax rates were approximately 29.5% for Q4 2018 and 39.6% for Q4 2017. The estimated Adjusted non-GAAP effective tax rates were approximately 21.3% for Q4 2018 and 27.1% for Q4 2017.

(3)
Adjusted non-GAAP earnings per diluted share excludes certain non-GAAP items, as defined in the Reconciliation of GAAP to Adjusted non-GAAP Financial Measures, for the three months ended December 31, 2018 and 2017 totaled $1.08 and $0.77 per diluted share, respectively.

(4)
Adjusted EBITDA is defined as earnings before interest and other expense, net; income tax expense; depreciation and amortization; and the items used to reconcile EPS to Adjusted non-GAAP EPS, as defined in the Reconciliation of GAAP to Adjusted non-GAAP Financial Measures. Adjusted EBITDA amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

(5)	The estimated GAAP effective tax rates were approximately 25.2% for 2018 and 30.3% for 2017. The estimated Adjusted non-GAAP effective tax rates were approximately 21.0% for 2018 and 27.9% for 2017.
(6)
Adjusted non-GAAP earnings per diluted share excludes certain non-GAAP items, as defined in the Reconciliation of GAAP to Adjusted non-GAAP Financial Measures, for the twelve months ended December 31, 2018 and 2017 totaled $3.76 and $2.81 per diluted share, respectively.

About j2 Global

j2 Global, Inc. (NASDAQ: JCOM) is a leading internet information and services company consisting of a portfolio of brands including IGN, Mashable, Humble Bundle, Speedtest, PCMag, Offers.com, Everyday Health and What To Expect in its Digital Media business and eFax, eVoice, Campaigner, Vipre, KeepItSafe and Livedrive in its Cloud Services business. j2 reaches over 180 million people per month across its brands. As of December 31, 2018, j2 had achieved 23 consecutive fiscal years of revenue growth. For more information about j2, please visit www.j2global.com.

Contact:

Scott Turicchi
j2 Global, Inc.
800-577-1790
press@j2.com

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995, including those contained in Vivek Shah's quote and the "Business Outlook" portion regarding the Company's expected fiscal 2019 financial performance. These forward-looking statements are based on management's current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: the Company's ability to grow non-fax revenues, profitability and cash flows; the Company's ability to identify, close and successfully transition acquisitions; subscriber growth and retention; variability of the Company's revenue based on changing conditions in particular industries and the economy generally; protection of the Company's proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees; and the numerous other factors set forth in j2 Global's filings with the Securities and Exchange Commission ("SEC"). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the 2017 Annual Report on Form 10-K filed by j2 Global on March 1, 2018, and the other reports filed by j2 Global from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this Press Release, including those contained in Vivek Shah's quote and in the "Business Outlook" portion regarding the Company's expected fiscal 2019 financial performance are based on limited information available to the Company at this time, which is subject to change. Although management's expectations may change after the date of this Press Release, the Company undertakes no obligation to revise or update these statements.

About non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following Adjusted non-GAAP financial measures: Adjusted non-GAAP net income, Adjusted non-GAAP earnings per diluted share, Adjusted EBITDA and free cash flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these Adjusted non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these Adjusted non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to these Adjusted non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These Adjusted non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity. We believe these Adjusted non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

For more information on these Adjusted non-GAAP financial measures, please see the appropriate GAAP to Adjusted non-GAAP reconciliation tables included within the attached Exhibit to this Release.

j2 GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	December 31, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$209,474	$350,945
Accounts receivable, net of allowances of $10,422 and $8,701, respectively	221,615	234,195
Prepaid expenses and other current assets	29,242	35,287
Total current assets	460,331	620,427
Long-term investments	83,828	57,722
Property and equipment, net	98,813	79,773
Goodwill	1,380,376	1,196,611
Other purchased intangibles, net	526,468	485,751
Other assets	11,014	12,809
TOTAL ASSETS	$2,560,830	$2,453,093

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$166,521	$169,837
Income taxes payable, current	12,915	—
Deferred revenue, current	127,568	95,255
Other current liabilities	318	10
Total current liabilities	307,322	265,102
Long-term debt	1,013,129	1,001,944
Deferred revenue, noncurrent	13,200	47
Income taxes payable, noncurrent	11,675	43,781
Liability for uncertain tax positions	59,644	52,216
Deferred income taxes, noncurrent	69,048	38,264
Other long-term liabilities	51,068	31,434
TOTAL LIABILITIES	1,525,086	1,432,788
Commitments and contingencies	—	—
Preferred stock	—	—
Common stock	481	479
Additional paid-in capital	354,210	325,854
Treasury stock	(42,543)	—
Retained earnings	769,575	723,062
Accumulated other comprehensive loss	(45,979)	(29,090)
TOTAL STOCKHOLDERS' EQUITY	1,035,744	1,020,305
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,560,830	$2,453,093

j2 GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED, IN THOUSANDS)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Total revenues	$346,059	$316,380	$1,207,295	$1,117,838

Cost of revenues (1)	55,962	45,974	201,074	172,313
Gross profit	290,097	270,406	1,006,221	945,525

Operating expenses:
Sales and marketing (1)	88,113	92,525	338,304	330,296
Research, development and engineering (1)	12,958	10,267	48,370	46,004
General and administrative (1)	102,342	91,398	375,267	323,517
Total operating expenses	203,413	194,190	761,941	699,817
Income from operations	86,684	76,216	244,280	245,708
Interest expense, net	15,559	16,372	61,987	67,777
Other (income) expense, net	(1,443)	(22,696)	4,706	(22,035)
Income before income taxes and net loss in earnings of equity method investment	72,568	82,540	177,587	199,966
Income tax expense	21,395	32,669	44,760	60,541
Net loss in earnings of equity method investment	559	—	4,140	—
Net income	$50,614	$49,871	$128,687	$139,425

Basic net income per common share:
Net income attributable to j2 Global, Inc. common shareholders	$1.04	$1.03	$2.64	$2.89

Diluted net income per common share:
Net income attributable to j2 Global, Inc. common shareholders	$1.03	$1.02	$2.59	$2.83

Basic weighted average shares outstanding	47,967,014	47,721,700	47,950,746	47,586,242
Diluted weighted average shares outstanding	48,505,023	48,437,580	48,927,791	48,669,027

(1) Includes share-based compensation expense as follows:
Cost of revenues	$132	$143	$510	$500
Sales and marketing	418	458	1,798	1,723
Research, development and engineering	366	367	1,553	1,182
General and administrative	5,784	8,029	24,232	19,332
Total	$6,700	$8,997	$28,093	$22,737

j2 GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	Twelve Months Ended December 31,
	2018	2017
Cash flows from operating activities:
Net income	$128,687	$139,425
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	187,174	162,041
Amortization of financing costs and discounts	11,385	11,952
Share-based compensation	28,093	22,737
Provision for doubtful accounts	17,338	13,159
Deferred income taxes, net	25,050	(21,432)
Loss on extinguishment of debt and related interest expense	—	7,962
Gain on sale of businesses	—	(27,681)
Changes in fair value of contingent consideration	18,944	2,300
Loss on equity investments	10,506	—
Decrease (increase) in:
Accounts receivable	4,034	(37,546)
Prepaid expenses and other current assets	2,211	4,001
Other assets	2,391	(2,712)
Increase (decrease) in:
Accounts payable and accrued expenses	(35,220)	(34,116)
Income taxes payable	(29,042)	14,888
Deferred revenue	11,991	941
Liability for uncertain tax positions	7,694	4,936
Other long-term liabilities	10,089	3,564
Net cash provided by operating activities	401,325	264,419
Cash flows from investing activities:
Purchases of equity method investment	(36,635)	—
Purchases of available-for-sale investments	(500)	(4)
Purchases of property and equipment	(56,379)	(39,595)
Acquisition of businesses, net of cash received	(312,430)	(174,951)
Proceeds from sale of businesses, net of cash divested	—	58,300
Purchases of intangible assets	(669)	(2,240)
Net cash used in investing activities	(406,613)	(158,490)
Cash flows from financing activities:
Issuance of long-term debt, net	—	636,485
Payment of debt	(2,204)	(255,000)
Proceeds from line of credit, net	—	44,981
Repayment of line of credit	—	(225,000)
Repurchase of common stock	(47,102)	(9,850)
Issuance of common stock under employee stock purchase plan	2,084	259
Exercise of stock options	1,540	1,108
Dividends paid	(81,679)	(73,469)
Deferred payments for acquisitions	(3,558)	(7,637)
Other	(443)	(54)
Net cash (used in) provided by financing activities	(131,362)	111,823
Effect of exchange rate changes on cash and cash equivalents	(4,821)	9,243
Net change in cash and cash equivalents	(141,471)	226,995
Cash and cash equivalents at beginning of year	350,945	123,950
Cash and cash equivalents at end of year	$209,474	$350,945

j2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2018 AND 2017
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition-related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of change in value on investment; (6) elimination of additional tax or indirect tax related expense/benefit from prior years; (7) elimination of gain on sale of businesses; (8) elimination of additional tax expense due to the Tax Cuts and Jobs Act; (9) elimination of certain restructuring costs; and (10) elimination of dilutive effect of the convertible debt.
	Three Months Ended December 31,
	2018	Per Diluted Share *	2017	Per Diluted Share *
Net income	$50,614	$1.03	$49,871	$1.02
Plus:
Share based compensation (1)	5,806	0.12	8,056	0.17
Acquisition related integration costs (2)	6,396	0.13	8,205	0.17
Interest costs (3)	1,915	0.04	1,807	0.04
Amortization (4)	38,113	0.79	21,077	0.44
Investments (5)	671	0.01	—	—
Tax expense from prior years (6)	(2)	—	2,475	0.05
Sale of businesses (7)	—	—	(15,685)	(0.33)
Tax Cuts and Jobs Act (8)	—	—	11,539	0.24
Restructuring costs (9)	161	—	—	—
Convertible debt dilution (10)	—	0.02	—	0.01
Adjusted non-GAAP net income	$103,674	$2.11	$87,345	$1.79

	Twelve Months Ended December 31,
	2018	Per Diluted Share *	2017	Per Diluted Share *
Net income	$128,687	$2.59	$139,425	$2.83
Plus:
Share based compensation (1)	21,062	0.44	17,297	0.36
Acquisition related integration costs (2)	25,535	0.53	20,669	0.43
Interest costs (3)	6,079	0.13	13,704	0.29
Amortization (4)	123,789	2.57	86,969	1.82
Investments (5)	6,636	0.14	—	—
Tax expense from prior years (6)	335	0.01	4,349	0.09
Sale of businesses (7)	—	—	(18,839)	(0.39)
Tax Cuts and Jobs Act (8)	—	—	11,539	0.24
Restructuring costs (9)	161	—	—	—
Convertible debt dilution (10)	—	0.05	—	0.05
Adjusted non-GAAP net income	$312,284	$6.35	$275,113	$5.64

* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

j2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED DECEMBER 31, 2018 AND 2017
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition-related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of change in value on investment; (6) elimination of additional tax or indirect tax related expense/benefit from prior years; (7) elimination of gain on sale of businesses; (8) elimination of additional tax expense due to the Tax Cuts and Jobs Act; (9) elimination of certain restructuring costs; and (10) elimination of dilutive effect of the convertible debt.
	Three Months Ended December 31,
	2018	2017
Cost of revenues	$55,962	$45,974
Plus:
Share based compensation (1)	(132)	(143)
Acquisition related integration costs (2)	50	—
Amortization (4)	(544)	(568)
Adjusted non-GAAP cost of revenues	$55,336	$45,263
Sales and marketing	$88,113	$92,525
Plus:
Share based compensation (1)	(418)	(458)
Acquisition related integration costs (2)	53	(4,471)
Restructuring costs (9)	(184)	—
Adjusted non-GAAP sales and marketing	$87,564	$87,596
Research, development and engineering	$12,958	$10,267
Plus:
Share based compensation (1)	(366)	(367)
Acquisition related integration costs (2)	(38)	(35)
Adjusted non-GAAP research, development and engineering	$12,554	$9,865
General and administrative	$102,342	$91,398
Plus:
Share based compensation (1)	(5,784)	(8,029)
Acquisition related integration costs (2)	(6,448)	(6,747)
Amortization (4)	(43,186)	(34,706)
Tax expense from prior years (6)	—	(1,970)
Adjusted non-GAAP general and administrative	$46,924	$39,946
Interest expense, net	$15,559	$16,372
Plus:
Acquisition related integration costs (2)	(15)	(90)
Interest costs (3)	(2,211)	(1,897)
Tax expense from prior years (6)	—	(830)
Adjusted non-GAAP interest expense, net	$13,333	$13,555

Continued from previous page

Other income, net	$(1,443)	$(22,696)
Plus:
Sale of businesses (7)	—	22,981
Adjusted non-GAAP other income, net	$(1,443)	$285
Income Tax Provision	$21,395	$32,669
Plus:
Share based compensation (1)	894	941
Acquisition related integration costs (2)	2	3,138
Interest costs (3)	296	90
Amortization (4)	5,617	14,197
Investments (5)	(112)	—
Tax expense from prior years (6)	2	325
Sale of businesses (7)	—	(7,296)
Tax Cuts and Jobs Act (8)	—	(11,539)
Restructuring costs (9)	23	—
Adjusted non-GAAP income tax provision	$28,117	$32,525
Net loss in earnings of equity method investment	$559	$—
Plus:
Investments (5)	(559)	—
Adjusted non-GAAP net loss in earnings of equity method investment	$—	$—

Total adjustments	$(53,060)	$(37,474)

GAAP earnings per diluted share	$1.03	$1.02
Adjustments *	$1.08	$0.77
Adjusted non-GAAP earnings per diluted share	$2.11	$1.79

* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

The Company discloses Adjusted non-GAAP Earnings Per Share ("EPS") as a supplemental Non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Adjusted non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this Adjusted non-GAAP financial measure provides useful information to investors.

Adjusted non-GAAP EPS is not in accordance with, or an alternative to, net income per share and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, this Adjusted non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
TWELVE MONTHS ENDED DECEMBER 31, 2018 AND 2017
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition-related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of change in value on investment; (6) elimination of additional tax or indirect tax related expense/benefit from prior years; (7) elimination of gain on sale of businesses; (8) elimination of additional tax expense due to the Tax Cuts and Jobs Act; (9) elimination of certain restructuring costs; and (10) elimination of dilutive effect of the convertible debt.
	Twelve Months Ended December 31,
	2018	2017
Cost of revenues	$201,074	$172,313
Plus:
Share based compensation (1)	(510)	(500)
Acquisition related integration costs (2)	(296)	(195)
Amortization (4)	(2,230)	(2,916)
Adjusted non-GAAP cost of revenues	$198,038	$168,702
Sales and marketing	$338,304	$330,296
Plus:
Share based compensation (1)	(1,798)	(1,723)
Acquisition related integration costs (2)	(1,872)	(8,155)
Restructuring costs (9)	(184)	—
Adjusted non-GAAP sales and marketing	$334,450	$320,418
Research, development and engineering	$48,370	$46,004
Plus:
Share based compensation (1)	(1,553)	(1,182)
Acquisition related integration costs (2)	(324)	(1,885)
Adjusted non-GAAP research, development and engineering	$46,493	$42,937
General and administrative	$375,267	$323,517
Plus:
Share based compensation (1)	(24,232)	(19,332)
Acquisition related integration costs (2)	(26,909)	(17,254)
Amortization (4)	(145,849)	(128,800)
Tax expense from prior years (6)	(378)	(4,977)
Adjusted non-GAAP general and administrative	$177,899	$153,154
Interest expense, net	$61,987	$67,777
Plus:
Acquisition related integration costs (2)	(83)	(90)
Interest costs (3)	(8,655)	(18,541)
Tax expense from prior years (6)	(57)	(830)
Adjusted non-GAAP interest expense, net	$53,192	$48,316

Continued from previous page

Other expense (income), net	$4,706	$(22,035)
Plus:
Acquisition related integration costs (2)	—	(2,938)
Investments (5)	(2,900)	—
Sale of businesses (7)	—	27,696
Adjusted non-GAAP other expense (income), net	$1,806	$2,723
Income tax provision	$44,760	$60,541
Plus:
Share based compensation (1)	7,031	5,440
Acquisition related integration costs (2)	3,949	9,848
Interest costs (3)	2,576	4,837
Amortization (4)	24,290	44,747
Investments (5)	404	—
Tax expense from prior years (6)	100	1,458
Sale of businesses (7)	—	(8,857)
Tax Cuts and Jobs Act (8)	—	(11,539)
Restructuring costs (9)	23	—
Adjusted non-GAAP income tax provision	$83,133	$106,475
Net loss in earnings of equity method investment	$4,140	$—
Plus:
Investments (5)	(4,140)	—
Adjusted non-GAAP net loss in earnings of equity method investment	$—	$—

Total adjustments	$(183,597)	$(135,688)

GAAP earnings per diluted share	$2.59	$2.83
Adjustments *	$3.76	$2.81
Adjusted non-GAAP earnings per diluted share	$6.35	$5.64

* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

The Company discloses Adjusted non-GAAP Earnings Per Share ("EPS") as a supplemental Non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Adjusted non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this Adjusted non-GAAP financial measure provides useful information to investors.

Adjusted non-GAAP EPS is not in accordance with, or an alternative to, net income per share and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, this Adjusted non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP, the Company uses the following Non-GAAP financial measures: Adjusted EBITDA, Adjusted non-GAAP net income, and Adjusted non-GAAP diluted EPS (collectively the "Non-GAAP financial measures"). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP. The Company uses these Non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about core operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

(1) Share Based Compensation. The Company excludes stock-based compensation because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. The Company further believes this measure is useful to investors in that it allows for greater transparency to certain line items in its financial statements. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(2) Acquisition Related Integration Costs. The Company excludes certain acquisition and related integration costs such as adjustments to contingent consideration, retention bonuses, severance, lease terminations, and other acquisition-specific items. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(3) Interest Costs. In June 2014, the Company issued $402.5 million aggregate principal amount of 3.25% convertible senior notes.  In accordance with GAAP, the Company separately accounts for the value of the liability and equity features of its outstanding convertible senior notes in a manner that reflects the Company's non-convertible debt borrowing rate. The value of the conversion feature, reflected as a debt discount, is amortized to interest expense over time. Accordingly, the Company recognizes imputed interest expense on its convertible senior notes of approximately 5.8% in its income statement. The Company excludes the difference between the imputed interest expense and the coupon interest expense of 3.25% because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding core operational performance. In addition, the Company has excluded 3 days of overlapping interest expense in June and the month of July 2017 in connection with the 8.0% senior unsecured notes and deferred issuance costs associated with the repayment of the line of credit. The Company has determined excluding these items from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(4) Amortization. The Company excludes amortization of patents and acquired intangible assets because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(5) Change in Value on Investments. The Company excludes the change in value on its equity investments. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(6) Tax Expense/Benefit from Prior Years. The Company excludes certain income tax-related items in respect of income tax audit settlements and their related FIN 48 accrual reversals. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(7) Gain on Sale of Businesses. The Company excludes the gain on sale of its businesses of Cambridge BioMarketing LLC, Web24, and Tea Leaves Health, LLC. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(8) Tax Expense due to the Tax Cuts and Jobs Act. The Company excludes certain income tax-related items in respect of the Tax Cuts and Jobs Act, specifically, the non-current tax associated with the repatriation of untaxed foreign earnings, the revaluation of deferred tax liabilities and the revaluation for uncertain tax positions from prior years. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(9) Restructuring Costs. The Company excludes certain restructuring costs. The Company believes that the Non-GAAP financial measures excluding this item to provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(10) Convertible Debt Dilution. The Company excludes convertible debt dilution from diluted EPS. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

The Company presents Adjusted non-GAAP Cost of Revenues, Adjusted non-GAAP Research, Development and Engineering, Adjusted non-GAAP Sales and Marketing, Adjusted non-GAAP General and Administrative, Adjusted non-GAAP Interest Expense, Adjusted non-GAAP Other (Income) Expense, Adjusted non-GAAP Income Tax Provision and Adjusted non-GAAP Net Income because the Company believes that these provide useful information about our operating results and enhance the overall understanding of past financial performance and future prospects.

j2 GLOBAL, INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED EBITDA RECONCILIATION
THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2018 AND 2017
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure.
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017

Net income	$50,614	$49,871	$128,687	$139,425
Plus:
Interest expense, net	15,559	16,372	61,987	67,777
Other (income) expense, net	(1,443)	(22,696)	4,706	(22,035)
Income tax expense	21,395	32,669	44,760	60,541
Depreciation and amortization	54,324	43,444	187,174	162,041
Reconciliation of GAAP to Adjusted non-GAAP financial measures:
Share-based compensation and the associated payroll tax expense	6,700	8,997	28,093	22,737
Acquisition-related integration costs	6,383	11,253	29,401	27,489
Investments	559	—	4,140	—
Additional indirect tax expense from prior years	—	1,970	378	4,977
Restructuring costs	184	—	184	—

Adjusted EBITDA	$154,275	$141,880	$489,510	$462,952

Adjusted EBITDA as calculated above represents earnings before interest and other expense, net, income tax expense, depreciation and amortization and the items used to reconcile GAAP to Adjusted non-GAAP financial measures, including (1) share-based compensation; (2) certain acquisition-related integration costs; (3) change in value on investments; (4) additional indirect tax expense from prior years; and (5) certain restructuring costs. We disclose Adjusted EBITDA as a supplemental Non-GAAP financial performance measure as we believe it is a useful metric by which to compare the performance of our business from period to period. We understand that measures similar to Adjusted EBITDA are broadly used by analysts, rating agencies and investors in assessing our performance. Accordingly, we believe that the presentation of Adjusted EBITDA provides useful information to investors.

Adjusted EBITDA is not in accordance with, or an alternative to, net income, and may be different from Non-GAAP measures used by other companies. In addition, Adjusted EBITDA is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Q1	Q2	Q3	Q4	YTD
2018
Net cash provided by operating activities	$103,910	$102,383	$87,823	$107,209	$401,325
Less: Purchases of property and equipment	(13,165)	(15,393)	(16,370)	(11,451)	(56,379)
Free cash flows	$90,745	$86,990	$71,453	$95,758	$344,946

	Q1	Q2	Q3	Q4	YTD
2017
Net cash provided by operating activities	$51,191	$60,464	$67,341	$85,424	$264,420
Less: Purchases of property and equipment	(9,660)	(9,285)	(10,538)	(10,112)	(39,595)
Add: Contingent consideration*	20,000	19,950	—	—	39,950
Free cash flows	$61,531	$71,129	$56,803	$75,312	$264,775

* Free Cash Flows of $61.5 million for Q1 2017 and $71.1 million for Q2 2017 is before the effect of payments associated with certain contingent consideration associated with recent acquisitions.

The Company discloses Free Cash Flows as supplemental Non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this Non-GAAP financial measure provides useful information to investors.

Free Cash Flows is not in accordance with, or an alternative to, Cash Flows from Operating Activities, and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, the Non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED DECEMBER 31, 2018
(UNAUDITED, IN THOUSANDS)

	Cloud	Digital
	Services	Media	Corporate	Total
Revenues
GAAP revenues	$148,099	$197,958	$2	$346,059

Gross profit
GAAP gross profit	$119,394	$170,701	$2	$290,097
Non-GAAP adjustments:
Share-based compensation	130	2	—	132
Acquisition related integration costs	(50)	—	—	(50)
Amortization	544	—	—	544
Adjusted non-GAAP gross profit	$120,018	$170,703	$2	$290,723

Operating profit
GAAP operating profit	$57,968	$34,612	$(5,896)	$86,684
Non-GAAP adjustments:
Share-based compensation	1,748	1,074	3,878	6,700
Acquisition related integration costs	(447)	6,830	—	6,383
Amortization	13,821	29,195	714	43,730
Restructuring costs	—	184	—	184
Adjusted non-GAAP operating profit	$73,090	$71,895	$(1,304)	$143,681

Depreciation	2,697	7,897	—	10,594
Adjusted EBITDA	$75,787	$79,792	$(1,304)	$154,275

NOTE 1: Table above excludes certain intercompany allocations
NOTE 2: The table above is impacted by several effects including (a) the Company determined certain patent assets and related income and expenses associated with Advanced Messaging Technologies, Inc. were reclassified from Cloud Services to Corporate which resulted in an increase in Non-GAAP operating profit of $0.1 million to Cloud Services with a corresponding decrease to the Corporate entity; and (b) certain expenses associated with Corporate were allocated to Cloud Services and Digital Media as these costs are shared costs incurred by the Corporate entity. As a result, expenses were allocated from Corporate to Cloud Services and Digital Media in the amount of $1.7 million and $1.8 million, respectively.

The effects noted above reduce Adjusted EBITDA for Cloud Services and Digital Media by $1.7 million and $1.8 million, respectively.

j2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED DECEMBER 31, 2017
(UNAUDITED, IN THOUSANDS)

	Cloud	Digital
	Services	Media	Corporate	Total
Revenues
GAAP revenues	$146,916	$169,464	$—	$316,380

Gross profit
GAAP gross profit	$117,314	$153,092	$—	$270,406
Non-GAAP adjustments:
Share-based compensation	143	—	—	143
Amortization	568	—	—	568
Adjusted non-GAAP gross profit	$118,025	$153,092	$—	$271,117

Operating profit
GAAP operating profit	$55,525	$29,060	$(8,369)	$76,216
Non-GAAP adjustments:
Share-based compensation	1,676	1,166	6,155	8,997
Acquisition related integration costs	261	10,992	—	11,253
Amortization	15,210	20,064	—	35,274
Additional tax expense from prior years	1,970	—	—	1,970
Adjusted Non-GAAP operating profit	$74,642	$61,282	$(2,214)	$133,710

Depreciation	2,128	6,042	—	8,170
Adjusted EBITDA	$76,770	$67,324	$(2,214)	$141,880

NOTE: Table above excludes certain intercompany allocations

j2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
TWELVE MONTHS ENDED DECEMBER 31, 2018
(UNAUDITED, IN THOUSANDS)

	Cloud	Digital
	Services	Media	Corporate	Total
Revenues
GAAP revenues	$597,975	$609,314	$6	$1,207,295

Gross profit
GAAP gross profit	$475,821	$530,395	$5	$1,006,221
Non-GAAP adjustments:
Share-based compensation	506	4	—	510
Acquisition related integration costs	216	80	—	296
Amortization	2,230	—	—	2,230
Adjusted non-GAAP gross profit	$478,773	$530,479	$5	$1,009,257

Operating profit
GAAP operating profit	$230,180	$41,375	$(27,275)	$244,280
Non-GAAP adjustments:
Share-based compensation	7,075	5,037	15,981	28,093
Acquisition related integration costs	1,777	27,624	—	29,401
Amortization	50,738	93,764	3,577	148,079
Additional tax expense from prior years	378	—	—	378
Restructuring costs	—	184	—	184
Adjusted non-GAAP operating profit	$290,148	$167,984	$(7,717)	$450,415

Depreciation	10,016	29,079	—	39,095
Adjusted EBITDA	$300,164	$197,063	$(7,717)	$489,510

NOTE 1: Table above excludes certain intercompany allocations
NOTE 2: The table above is impacted by several effects including (a) the Company determined certain patent assets and related income and expenses associated with Advanced Messaging Technologies, Inc. were reclassified from Cloud Services to Corporate which resulted in an increase in Non-GAAP operating profit of $1.1 million to Cloud Services with a corresponding decrease to the Corporate entity; and (b) certain expenses associated with Corporate were allocated to Cloud Services and Digital Media as these costs are shared costs incurred by the Corporate entity. As a result, expenses were allocated from Corporate to Cloud Services and Digital Media in the amount of $6.1 million and $5.9 million, respectively.

The effects noted above reduce Adjusted EBITDA for Cloud Services and Digital Media by $6.1 million and $5.9 million, respectively.

j2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
TWELVE MONTHS ENDED DECEMBER 31, 2017
(UNAUDITED, IN THOUSANDS)

	Cloud	Digital
	Services	Media	Corporate	Total
Revenues
GAAP revenues	$578,956	$538,882	$—	$1,117,838

Gross profit
GAAP gross profit	$460,210	$485,315	$—	$945,525
Non-GAAP adjustments:
Share-based compensation	500	—	—	500
Acquisition related integration costs	195	—	—	195
Amortization	2,916	—	—	2,916
Adjusted non-GAAP gross profit	$463,821	$485,315	$—	$949,136

Operating profit
GAAP operating profit	$226,094	$48,018	$(28,404)	$245,708
Non-GAAP adjustments:
Share-based compensation	6,204	4,107	12,426	22,737
Acquisition related integration costs	1,369	26,120	—	27,489
Amortization	59,126	72,590	—	131,716
Additional tax expense from prior years	1,970	—	3,007	4,977
Adjusted non-GAAP operating profit	$294,763	$150,835	$(12,971)	$432,627

Depreciation	9,310	21,015	—	30,325
Adjusted EBITDA	$304,073	$171,850	$(12,971)	$462,952

NOTE: Table above excludes certain intercompany allocations